UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01 Entry Into a Material Definitive Agreement.

On November 22, 2024, Liquidia Technologies, Inc., a Delaware corporation (the “Tenant”) and a wholly owned subsidiary of Liquidia Corporation, a Delaware corporation (the “Company”), entered into an Eighth Amendment (the “Eighth Amendment”) with Durham Keystone Tech 4, LLC, a Delaware limited liability company (the “Landlord”) to that certain Lease Agreement, dated June 29, 2007, by and between GRE Keystone Technology Park One LLC (original predecessor-in-interest to Landlord), as amended by that certain Lease Modification No. 1 dated January 12, 2009, that certain Lease Modification Agreement No. 2 dated December 17, 2010, that certain Third Amendment to Lease Agreement dated June 25, 2014, that certain Fourth Amendment to Lease Agreement dated November 17, 2015, that certain Fifth Amendment to Lease Agreement dated January 23, 2017, that certain Sixth Amendment to Lease Agreement dated June 9, 2017, and that certain Seventh Amendment to Lease Agreement dated November 1, 2018 (collectively, the “Lease”). The Lease covers the Company’s current headquarters, which is approximately 45,095 rentable square feet on the first floor of Keystone Technology Park Building IV, 419 Davis Drive, Durham, North Carolina, 27560 (the “Building”).

The Eighth Amendment provides for a 62-month extension of the Lease, commencing on November 1, 2026 (the “Commencement Date”) and expiring on December 31, 2031 (the “Expiration Date”). Under the terms of the Eighth Amendment, the Tenant has the option to extend the Lease for a period of five additional years by providing written notice to the Landlord not more than 18 months nor less than 12 months prior to the Expiration Date. In addition, upon the expiration (or earlier termination) of the Lease, the Eighth Amendment also provides the Tenant with a one-time “right of first offer” with respect to any vacant portion of the Building, subject to any renewal terms of the Lease.

Beginning on the Commencement Date, the Company’s monthly base rent under the Eighth Amendment will be as follows: (i) $136,224.48 for the first 12 months of the initial term, (ii) $140,320.61 for the second 12 months of the initial term, (iii) $144,529.48 for the third twelve months of the initial term, (iv) $148,851.08 for the fourth 12 months of the initial term, (v) $153,323.00 for the fifth 12 month months of the initial term and (vi) $157,907.66 for the last two months of the initial term. The Tenant will also be responsible for continuing to pay its proportional share of operating expenses.

The Eighth Amendment contains customary representations, warranties and covenants.

The foregoing description of the Eighth Amendment is not complete and is qualified in its entirety by reference to the complete terms and conditions of the Eighth Amendment, which is filed hereto as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1*	Eighth Amendment to Lease Agreement, dated November 22, 2024, by and between Durham Keystone Tech 4, LLC and Liquidia Technologies, Inc.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 26, 2024	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer and Chief Operating Officer